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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of our report dated February 15, 2001 (except with respect to the matter discussed in Note 15, as to which the date is June 8,
2001) included in Registration Statement File No.'s 333-15249, 333-15251, 333-29055, 333-29057, 333-83791, 333-83793, 333-94869, 333-33460, and 333-41664.
It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
June 29, 2001